Exhibit 99.1

LinkedIn Announces Third Quarter 2016 Results

MOUNTAIN VIEW, Calif., October 27, 2016 - LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, today reported results for the third quarter of 2016. Detailed financial information on the quarter will be available within the company's Form 10-Q filing with the SEC.

“In Q3, continued product investments across our platform drove another quarter of strong engagement and financial performance,” said Jeff Weiner, CEO of LinkedIn. “As we look forward, our combination with Microsoft creates the opportunity for us to dramatically increase the impact and scale with which we deliver value to our members and customers.”

During the quarter, LinkedIn’s platform continued to show strong engagement, powered by investments across mobile, messaging, content and jobs. Cumulative members grew 18% year-over-year to 467 million, and unique visiting members grew 6% to an average of 106 million members a month. Member page views grew 27% in the quarter, yielding 20% year-over-year growth in page views per unique visiting member. Mobile continues to grow at more than double the rate of overall member activity, surpassing 60% of all traffic to LinkedIn.

Total revenue increased 23% year-over-year to $960 million.

Talent Solutions revenue increased 24% year-over-year to $623 million.

•	Hiring contributed $556 million in revenue, up 21% year-over-year.

•	Learning & Development contributed $67 million in revenue.

Marketing Solutions revenue increased 26% year-over-year to $175 million.

•	Sponsored Content remained the primary driver of growth and is now approaching two-thirds of total Marketing Solutions revenue.

Premium Subscriptions revenue increased 17% year-over-year to $162 million.

•	Sales Navigator remained the faster growing component of Premium Subscriptions, across both the field and online channels.

GAAP net income attributable to common stockholders was $9 million. GAAP diluted EPS was $0.06, compared to $(0.36) last year.

Non-GAAP net income was $163 million, excluding $2.0 million of merger-related transaction costs. Non-GAAP diluted EPS was $1.18, compared to $0.78 last year.

Adjusted EBITDA was $304 million, or 32% of revenue.

"During the quarter, LinkedIn demonstrated strong top and bottom-line performance," said Steve Sordello, CFO of LinkedIn. "Focused investments generated solid growth across our product lines as well as greater leverage across the business, resulting in record high levels of Adjusted EBITDA margin, non-GAAP EPS, and operating cash flow."

As previously announced on June 11, 2016, LinkedIn entered into a merger agreement with Microsoft Corporation ("Microsoft") under which Microsoft will acquire LinkedIn for $196.00 per share in an all-cash transaction valued at approximately $26.2 billion, inclusive of LinkedIn's net cash. On August 19, 2016, LinkedIn stockholders voted to approve the merger agreement. LinkedIn continues to expect the transaction to close prior to the end of 2016.

In light of the pending merger, LinkedIn will not be updating its outlook for fiscal 2016 and will not be hosting a conference call for its third quarter 2016 business results.

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$631,725	$546,237	$759,451	$719,807	$697,113
Marketable securities	2,457,607	2,573,145	2,400,187	2,591,709	2,667,883
Accounts receivable	457,975	603,060	582,726	560,440	541,325
Deferred commissions	56,453	87,706	80,783	78,353	72,290
Prepaid expenses	72,752	62,992	76,414	76,478	79,104
Other current assets	136,225	61,949	68,835	78,046	45,298
Total current assets	3,812,737	3,935,089	3,968,396	4,104,833	4,103,013
Property and equipment, net	906,189	1,047,005	1,139,032	1,228,402	1,508,480
Goodwill	1,508,946	1,507,093	1,597,268	1,597,423	1,609,492
Intangible assets, net	418,050	373,087	334,048	295,942	262,986
Other assets	70,788	148,925	170,623	84,840	72,441
TOTAL ASSETS	$6,716,710	$7,011,199	$7,209,367	$7,311,440	$7,556,412

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$123,329	$162,176	$161,523	$147,934	$189,073
Accrued liabilities	296,794	316,792	257,371	253,778	321,507
Deferred revenue	621,411	709,116	787,621	785,680	749,491
Total current liabilities	1,041,534	1,188,084	1,206,515	1,187,392	1,260,071
CONVERTIBLE SENIOR NOTES, NET	1,115,439	1,126,534	1,138,264	1,150,132	1,162,141
OTHER LONG-TERM LIABILITIES	241,532	201,128	225,023	228,434	231,981
Total liabilities	2,398,505	2,515,746	2,569,802	2,565,958	2,654,193
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTEREST	26,296	26,810	27,321	27,846	28,400
STOCKHOLDERS’ EQUITY:
Class A and Class B common stock	13	13	13	13	14
Additional paid-in capital	4,405,911	4,588,578	4,779,628	4,989,710	5,141,257
Accumulated other comprehensive income	6,632	9,124	7,502	22,077	18,153
Accumulated deficit	(120,647)	(129,072)	(174,899)	(294,164)	(285,605)
Total stockholders’ equity	4,291,909	4,468,643	4,612,244	4,717,636	4,873,819
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$6,716,710	$7,011,199	$7,209,367	$7,311,440	$7,556,412

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016

Net revenue	$779,595	$861,894	$860,650	$932,714	$959,787
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	111,368	118,998	117,528	120,526	119,772
Sales and marketing	265,454	291,768	301,786	308,466	311,222
Product development	202,682	217,265	237,620	235,932	246,423
General and administrative	118,871	120,161	127,650	133,940	121,391
Depreciation and amortization	117,901	129,595	142,285	139,401	137,934
Total costs and expenses	816,276	877,787	926,869	938,265	936,742
Income (loss) from operations	(36,681)	(15,893)	(66,219)	(5,551)	23,045
Other expense, net:
Interest income	2,798	3,771	4,973	5,974	6,422
Interest expense	(12,773)	(12,818)	(12,841)	(12,916)	(13,110)
Other, net	(10,684)	(7,035)	(4,190)	(5,601)	(3,550)
Other expense, net	(20,659)	(16,082)	(12,058)	(12,543)	(10,238)
Income (loss) before income taxes	(57,340)	(31,975)	(78,277)	(18,094)	12,807
Provision (benefit) for income taxes	(10,429)	(24,064)	(32,961)	100,646	3,694
Net income (loss)	(46,911)	(7,911)	(45,316)	(118,740)	9,113
Accretion of redeemable noncontrolling interest	(512)	(514)	(511)	(525)	(554)
Net income (loss) attributable to common stockholders	$(47,423)	$(8,425)	$(45,827)	$(119,265)	$8,559
Net income (loss) per share attributable to common stockholders:
Basic	$(0.36)	$(0.06)	$(0.35)	$(0.89)	$0.06
Diluted	$(0.36)	$(0.06)	$(0.35)	$(0.89)	$0.06
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	130,716	131,583	132,779	134,132	135,141
Diluted	130,716	131,583	132,779	134,132	138,200

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016

OPERATING ACTIVITIES:
Net income (loss)	$(46,911)	$(7,911)	$(45,316)	$(118,740)	$9,113
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	117,901	129,595	142,285	139,401	137,934
Provision for doubtful accounts and sales returns	3,373	4,269	7,746	3,608	1,232
Amortization of investment premiums, net	5,362	4,457	4,160	3,647	2,909
Amortization of debt discount and transaction costs	11,456	11,592	11,730	10,721	13,156
Stock-based compensation	126,874	134,800	146,104	144,943	140,967
Excess income tax benefit from stock-based compensation	1,726	(13,965)	(1,698)	1,618	(157)
Changes in operating assets and liabilities:
Accounts receivable	(9,168)	(147,895)	11,932	20,321	18,211
Deferred commissions	3,094	(38,204)	8,844	2,927	7,330
Prepaid expenses and other assets	(9,568)	(11,865)	(29,495)	(2,113)	22,405
Accounts payable and other liabilities	58,854	26,838	(45,086)	33,599	55,931
Income taxes, net	(15,659)	(3,373)	(34,998)	95,077	(222)
Deferred revenue	(7,739)	88,268	75,979	(2,586)	(35,532)
Net cash provided by operating activities	239,595	176,606	252,187	332,423	373,277
INVESTING ACTIVITIES:
Purchases of property and equipment	(166,653)	(178,010)	(177,480)	(208,479)	(300,617)
Purchases of investments	(809,448)	(915,977)	(465,424)	(951,735)	(681,436)
Sales of investments	391,914	268,727	168,434	226,526	160,672
Maturities of investments	536,891	521,548	470,456	532,613	439,176
Payments for intangible assets and acquisitions, net of cash acquired	(20,030)	(2,975)	(40,430)	(6,654)	(15,782)
Changes in deposits and restricted cash	10,461	(602)	3,025	(451)	(182)
Net cash used in investing activities	(56,865)	(307,289)	(41,419)	(408,180)	(398,169)
FINANCING ACTIVITIES:
Net cash provided by financing activities	1,255	46,456	125	37,475	2,406
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,251)	(1,261)	2,321	(1,362)	(208)
CHANGE IN CASH AND CASH EQUIVALENTS	180,734	(85,488)	213,214	(39,644)	(22,694)
CASH AND CASH EQUIVALENTS—Beginning of period	450,991	631,725	546,237	759,451	719,807
CASH AND CASH EQUIVALENTS—End of period	$631,725	$546,237	$759,451	$719,807	$697,113

LINKEDIN CORPORATION
TRENDED SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016

Revenue by product:
Talent Solutions
Hiring	$460,838	$486,746	$502,391	$534,569	$556,009
Learning & Development	41,273	48,593	55,256	62,105	66,684
Total Talent Solutions	502,111	535,339	557,647	596,674	622,693
Marketing Solutions	139,549	182,550	154,147	181,119	175,477
Premium Subscriptions	137,935	144,005	148,856	154,921	161,617
Total	$779,595	$861,894	$860,650	$932,714	$959,787

Revenue by geographic region:
United States	$484,300	$527,719	$526,416	$568,157	$588,165
International
Other Americas (1)	43,505	46,500	45,362	47,631	50,598
EMEA (2)	187,286	217,624	217,601	239,267	235,230
APAC (3)	64,504	70,051	71,271	77,659	85,794
Total International revenue	295,295	334,175	334,234	364,557	371,622

Total revenue	$779,595	$861,894	$860,650	$932,714	$959,787

Revenue by geography, by product:
United States
Talent Solutions	$309,935	$328,772	$341,534	$364,948	$380,906
Marketing Solutions	93,362	114,955	98,361	113,904	113,346
Premium Subscriptions	81,003	83,992	86,521	89,305	93,913
Total United States revenue	$484,300	$527,719	$526,416	$568,157	$588,165
International
Talent Solutions	192,176	206,567	216,113	231,726	241,787
Marketing Solutions	46,187	67,595	55,786	67,215	62,131
Premium Subscriptions	56,932	60,013	62,335	65,616	67,704
Total International revenue	$295,295	$334,175	$334,234	$364,557	$371,622

Total revenue	$779,595	$861,894	$860,650	$932,714	$959,787

Revenue by channel:
Field sales	$479,547	$551,279	$535,957	$591,571	$614,478
Online sales	300,048	310,615	324,693	341,143	345,309
Total	$779,595	$861,894	$860,650	$932,714	$959,787
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
TRENDED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016

Non-GAAP net income and net income per share:
GAAP net income (loss) attributable to common stockholders	$(47,423)	$(8,425)	$(45,827)	$(119,265)	$8,559
Add back: stock-based compensation	126,874	134,800	146,104	144,943	140,967
Add back: non-cash interest expense related to convertible senior notes	11,456	11,592	11,730	11,868	12,009
Add back: amortization of intangible assets	46,466	46,989	47,323	44,433	41,233
Add back: accretion of redeemable noncontrolling interest	512	514	511	525	554
Add back: fair value adjustment on other derivative	6,900	1,900	2,300	2,200	3,100
Add back: merger-related transaction costs (1)	—	—	—	13,502	1,951
Income tax effects and adjustments (2)	(41,331)	(61,624)	(62,672)	54,910	(45,082)
NON-GAAP NET INCOME	$103,454	$125,746	$99,469	$153,116	$163,291

GAAP diluted shares	130,716	131,583	132,779	134,132	138,200
Add back: dilutive shares under the treasury stock method	1,825	2,020	1,259	1,405	—
NON-GAAP DILUTED SHARES	132,541	133,603	134,038	135,537	138,200

NON-GAAP DILUTED NET INCOME PER SHARE	$0.78	$0.94	$0.74	$1.13	$1.18

Adjusted EBITDA:
Net income (loss)	$(46,911)	$(7,911)	$(45,316)	$(118,740)	$9,113
Provision (benefit) for income taxes	(10,429)	(24,064)	(32,961)	100,646	3,694
Other expense, net	20,659	16,082	12,058	12,543	10,238
Depreciation and amortization	117,901	129,595	142,285	139,401	137,934
Stock-based compensation	126,874	134,800	146,104	144,943	140,967
Merger-related transaction costs	—	—	—	13,502	1,951
ADJUSTED EBITDA	$208,094	$248,502	$222,170	$292,295	$303,897
______________
(1) Represents transaction costs associated with our merger agreement with Microsoft entered into on June 11, 2016.
(2) Excludes accretion of redeemable noncontrolling interest.

About LinkedIn

LinkedIn connects the world’s professionals to make them more productive and successful and transforms the ways companies hire, market, and sell. Our vision is to create economic opportunity for every member of the global workforce through the ongoing development of the world’s first Economic Graph. LinkedIn has offices around the world.

Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with US GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to peer operating results.

Non-cash interest expense related to convertible senior notes. In November 2014, the company issued $1.3 billion aggregate principal amount of 0.50% convertible senior notes. In accordance with GAAP, the company separately accounted for the value of the conversion feature as a debt discount, which is amortized in a manner that reflects the company’s non-convertible debt borrowing rate. Accordingly, the company recognizes imputed interest expense on its convertible senior notes of approximately 4.7% in its statement of operations. The company excludes the difference between the imputed interest expense and coupon interest expense, net of any capitalized interest, because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Accretion of redeemable noncontrolling interest. The accretion of redeemable noncontrolling interest represents the accretion of the company's redeemable noncontrolling interest to its redemption value. The company excludes the accretion because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operating performance. In addition, excluding this item from the non-GAAP financial measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Fair value adjustment on other derivative. These adjustments represent the changes in fair value of the cash settlement feature for the preferred shares in the company's joint venture. The company excludes these fair value adjustments because they are non-cash in nature and the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operating performance. In addition, excluding this item from the non-GAAP financial measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Merger-related transaction costs. These adjustments represent the transaction costs associated with the Company's merger agreement with Microsoft Corporation. The company excludes the merger-related transaction costs as they are non-recurring in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Income tax effects and adjustments. The company adjusts non-GAAP net income by considering the income tax effects of excluding stock-based compensation, the amortization of acquired intangible assets and merger-related transaction costs. The company uses a static non-GAAP tax rate for evaluating its operating performance as well as for planning and forecasting purposes. This projected 10-year weighted average non-GAAP tax rate eliminates the effects of non-recurring and period specific items, such as tax charges or benefits that are a result of a change in the valuation allowance, which can vary in size and frequency and does not necessarily reflect the company's long-term operations. Based on the company's current forecast, a tax rate of 23% has been applied to its non-GAAP financial results for the current period. This rate will be adjusted annually, if necessary. The company believes that adjusting for these income tax effects and adjustments provides additional transparency to the overall or “after tax” effects of excluding these items from its non-GAAP net income.

Dilutive shares under the treasury stock method. During periods with a net loss, the company excludes certain potential common shares from its GAAP diluted shares because their effect would have been anti-dilutive. On a non-GAAP basis, these shares would have been dilutive. As a result, the company has included the impact of these shares in the calculation of its non-GAAP diluted net income per share under the treasury stock method.

For more information on the non-GAAP financial measures, please see the “Trended Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Additionally, the company has not reconciled adjusted EBITDA or non-GAAP EPS guidance to net loss or GAAP EPS guidance because it does not provide guidance for items such as other income (expense), net, or GAAP provision for income taxes, which are reconciling items between net loss and adjusted EBITDA and non-GAAP EPS. As items that impact net loss are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net loss is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our pending merger with Microsoft Corporation; our core value of putting members first, which may conflict with the short-term interests of the business; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our international operations; our ability to recruit and retain our employees; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our Class A common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended September 30, 2016, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of October 27, 2016, and LinkedIn undertakes no duty to update this information.

Additional Information and Where to Find It

In connection with the transaction with Microsoft described above, on July 22, 2016, LinkedIn filed with the SEC and sent to its stockholders a definitive proxy statement. INVESTORS AND SECURITY HOLDERS OF LINKEDIN ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed with the SEC.

LinkedIn and its directors and executive officers are participants in the solicitation of proxies from the LinkedIn’s stockholders with respect to the transaction. Information about LinkedIn’s directors and executive officers and their ownership of LinkedIn’s common stock is set forth in LinkedIn’s annual proxy statement on Schedule 14A filed with the SEC on April 22, 2016, as well as the definitive proxy statement filed on July 22, 2016.

CONTACT

Press:
press@linkedin.com
Investor:
IErequests@linkedin.com